UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street

Chicago, Illinois 60602

(Address of Principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2020, John Bean Technologies Corporation (the “Company”) announced that Brian A. Deck will resume his role as Interim President and Chief Executive Officer, effective immediately.

Following further discussions with the Company’s Board of Directors, Thomas W. Giacomini has decided that he is unable to return as Chief Executive Officer of the Company and has stepped down, effective immediately, to focus on his health and recovery. He resigned from the Board of Directors on September 22, 2020.

Alan Feldman will continue in his role as Non-Executive Chairman on a permanent basis. Matt Meister, Vice President and CFO for JBT Protein, has been named Interim Chief Financial Officer. Mr. Meister joined JBT in May 2019 and has responsibility for all finance activity for the Protein Division within the FoodTech segment. He brings a strong track record of driving results and developing process improvements in complex, global businesses to the role of Interim CFO.

Matt Meister, age 42, joined the Company in May 2019 as Vice President and CFO for JBT Protein. Prior to joining the Company, Mr. Meister served as Group Vice President, Health and Science Technologies, of IDEX Corporation (“IDEX”) from January 2019 to May 2019, as Group Vice President of Finance and IT of IDEX from 2015 to January 2019 and as Vice President of Finance and IT of IDEX from 2013 to 2015. Prior to joining IDEX in 2013, he held various roles of increasing responsibility at Navistar International Corporation. Mr. Meister holds an MBA from The University of Chicago Booth School of Business and an undergraduate degree in Finance and Operations Management from Washington University in St. Louis.

In connection with Mr. Deck’s appointment as Interim President and Chief Executive Officer, Mr. Deck’s bi-weekly salary will remain at an annual rate of $820,000, instead of returning to the annual rate he received prior to assuming the Interim Chief Executive Officer role, and will continue for the period he serves in the role of Interim President and Chief Executive Officer. The terms of the compensation arrangements with Mr. Meister with respect to his service as Interim Chief Financial Officer, and with Mr. Giacomini with respect to his separation from the Company, will be disclosed in a subsequent Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On September 24, 2020, the Company issued a press release with respect to the matters described in Item 5.02. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on September 24, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: September 25, 2020	By:	/s/ Brian A. Deck

	Name	Brian A. Deck

	Title	Interim President and Chief Executive Officer

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